SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2006

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 24, 2006, the Compensation Committee of the Company’s Board of Directors approved an increase in the salary of Carolyn J. Logan, a director of the Company and its President and Chief Executive Officer, from $430,000 to $600,000. In determining compensation for the Chief Executive Officer, the Committee considered comparative financial and compensation data of selected peer companies, Ms Logan’s guidance of the Company in completing the acquisition of InKine Pharmaceutical Company and Ms. Logan’s continued leadership of the Company’s growth.

Item 5.05. Amendments to the Registrant’s Code of Ethics

The Board of Directors of the Company has in the past approved several policies with respect to corporate governance and ethics, including a Code of Business Conduct, a Code of Ethics and an Insider Trading Policy. On January 24, 2006, the Board of Directors amended the Company’s Insider Trading Policy to provide that the trading window under the policy ends at the close of business on the tenth calendar day of the third month of the fiscal quarter. Prior to the amendment, the trading window ended on the first calendar day of the third month of the fiscal quarter. The opening of the trading window, commencing at the close of business on the second trading day following the date of public disclosure of the financial results for the prior fiscal quarter, remains unchanged.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: January 27, 2006

/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer

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